Exhibit 99.1

Perry Ellis International Names Stanley Silverstein as President International Development and Global Licensing

September 4, 2013

Perry Ellis (NASDAQ:PERY) announced today the appointment of Stanley Silverstein as President International Development and Global Licensing. In this role, Stanley will be responsible for driving the Company’s footprint in international geographies across its brand portfolio. Stanley joins the Company from PVH Corporation and was responsible for driving Warnaco’s international expansion during his 29 year tenure. He will report directly to George Feldenkreis, Chairman and CEO and Oscar Feldenkreis, President and COO of the Company.

“Stanley has a proven track record of success with global expansion, and he possesses exceptional skills in international business strategies and development and we are pleased to have him in our organization,” said George Feldenkreis. “His outstanding business relationships as well as his considerable management experience as a top executive in a major apparel corporation will be invaluable as we expand and strengthen our executive team and our brand portfolio worldwide.”

“Stanley will be a real asset to our organization,” added Oscar Feldenkreis. “There is tremendous appetite for our brands across the globe and now we have the dedicated leadership to pursue those opportunities. Stanley is a leader whose considerable experience will help shape our organization for the future.”

Stanley Silverstein commented, “I am very excited to join with George and Oscar to leverage the powerful global equity of Perry Ellis’ portfolio of brands. I believe we have significant opportunities to enhance shareholder value by expanding and optimizing Perry Ellis, Original Penguin, as well as other sport and lifestyle brands in both developed and emerging markets.”

Stanley is a graduate of Yale College and Harvard Law School. He has served as a guest lecturer and panelist on international development for several organizations including Fashion Institute of Technology, American Apparel Footwear Association and Women’s Wear Daily Global Markets.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances, as well as select children’s apparel. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Rafaella®, Cubavera®, Ben Hogan®, Centro®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Gotcha®, MCD®, John Henry®, Mondo di Marco®, Redsand®, Manhattan®, Axist®, Farah®, Anchor Blue®, Miller’s Outpost®, Tahoe River Outfitters®, Original Khaki Company® and Techworks®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR® and Champions Tour® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Source:

Perry Ellis International

Anita Britt

305-592-2830